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                                EXHIBIT 3.3

                    RESTATED ARTICLES OF INCORPORATION

                                    OF

                       FAMILY CHRISTIAN STORES, INC.


     1. These Restated Articles of Incorporation are executed pursuant to the provisions of Sections 641-651, Act 284, Public Acts of 1972, as amended.

     2.   The present name of the Corporation is Family Christian Stores,
Inc.

     3.   The former corporate name is Family Bookstores Company, Inc.

     4. The date of filing the original Articles of Incorporation was August 25, 1994.

     5. The following Restated Articles of Incorporation supersede the original Articles of Incorporation of the Corporation:


                                 ARTICLE I

          The name of the corporation is FAMILY CHRISTIAN STORES, INC.


                                ARTICLE II

          The purpose of the Corporation is to engage in any one or more lawful acts or activities within the purposes for which corporations may be organized under the Michigan Business Corporation Act.


                                ARTICLE III

          The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is 25,000,000 shares, consisting of 10,000,000 shares of Class A common stock, $.01 par value per share ("Class A Common Stock"), 10,000,000 shares of Class B common stock, $.01 par value per share ("Class B Common Stock") (collectively, Class A Common Stock and Class B Common Stock shall be referred to as "Common Stock"), and 5,000,000 shares of preferred stock, no par value per share ("Preferred Stock").


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          Upon these Restated Articles of Incorporation becoming effective pursuant to the Michigan Business Corporation Act (the "Effective Time"), and without any further action on the part of the Corporation or its shareholders, each share of the Corporation's Class A common stock, $1.00 par value, then issued, and each share of the Corporation's Class B common stock, $1.00 par value, then issued, shall be automatically reclassified, changed and converted into one fully paid and non-assessable share of Class B Common Stock, $.01 par value. Any stock certificate that, immediately prior to the Effective Time, represents shares of Class A common stock, $1.00 par value, or shares of Class B common stock, $1.00 par value, will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of shares of Class B Common Stock equal to the number of shares of Class A common stock, $1.00 par value, or Class B common stock, $1.00 par value, represented by such certificate prior to the Effective Time. As soon as practicable after the Effective Time, the Corporation's transfer agent shall mail a transmittal letter to each record holder who would be entitled to receive a share of Class B Common Stock.

          The holders of shares of capital stock now or hereafter outstanding shall have no preemptive right to purchase or have offered to them for purchase any shares of Preferred Stock, Common Stock or other equity securities issued or to be issued by the Corporation. The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are as follows:

     A.   PROVISIONS APPLICABLE TO COMMON STOCK.

          1.   VOTING RIGHTS.

          Subject to applicable law and the rights of any outstanding series of Preferred Stock to vote as a separate class or series, the shares of Class A Common Stock and Class B Common Stock shall vote together as a class and shall have the following voting rights:

               a. Each share of Class A Common Stock shall entitle the holder thereof to one vote upon all matters upon which shareholders have the right to vote; and

               b. Each share of Class B Common Stock shall entitle the holder thereof to 10 votes upon all matters upon which shareholders have the right to vote.

     The Class A Common Stock shall be entitled to vote separately as a class with respect to (a) proposals to change the par value of the Class A Common Stock, (b) other amendments to these Restated Articles of Incorporation that alter or change the powers, preferences or special rights of the Class A Common Stock so as to affect them adversely, and (c) such other matters as may require class voting under the Michigan Business Corporation Act.

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     The Class B Common Stock shall be entitled to vote separately as a class with respect to (a) proposals to change the par value of the Class B Common Stock, (b) other amendments to these Restated Articles of Incorporation that alter or change the powers, preferences or special rights of the Class B Common Stock so as to affect them adversely, and (c) such other matters as may require class voting under the Michigan Business Corporation Act.

          The Corporation may, as a condition to counting the votes cast by any holder of shares of Class B Common Stock, require proof as set forth in Section A.5.h below that the shares of Class B Common Stock held by such holder have not been converted into shares of Class A Common Stock.

          2.   DIVIDENDS AND DISTRIBUTIONS.

          Subject to the preferential and other dividend rights of any outstanding series of Preferred Stock, holders of Class A Common Stock and Class B Common Stock shall be entitled to such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor. No dividend or other distribution may be declared or paid on any share of Class A Common Stock unless a like dividend or other distribution is simultaneously declared or paid, as the case may be, on each share of Class B Common Stock unless a like dividend or other distribution is simultaneously declared or paid, as the case may be, on each share of Class A Common Stock, in each case without preference or priority of any kind. All dividends and distributions on the Class A Common Stock and Class B Common Stock payable in Common Stock of the Corporation shall be made in shares of Class A Common Stock and Class B Common Stock, respectively. In no event will shares of either class of Common Stock be split, divided or combined unless the outstanding shares of the other class of Common Stock shall be proportionately split, divided or combined.

          In the event of a transaction as a result of which the shares of Class A Common Stock are converted into or exchanged for one or more other securities, cash or other property (a "Class A Conversion Event"), then from and after such Class A Conversion Event, a holder of Class B Common Stock shall be entitled to receive, upon the conversion of such Class B Common Stock pursuant to Section A.5. of this Article III, the amount of such securities, cash and other property that such holder would have received if the conversion of such Class B Common Stock had occurred immediately prior to the record date (or if there is no record date, the effective date) of the Class A Conversion Event. This paragraph shall be applicable in the same manner to all successive conversion or exchanges of securities issued pursuant to any Class A Conversion Event.

          No adjustments in respect of dividends shall be made upon the conversion of any share of Class B Common Stock; provided, however, that if a share shall be converted after the

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record date for the payment of a dividend or other distribution on shares of
Class B Common Stock but before such payment, then the record holder of such share at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on such share of Class B Common Stock on the payment date notwithstanding the conversion thereof.

          3.   OPTIONS, RIGHTS OR WARRANTS.

          Subject to Section A.2., the Corporation will not be entitled to issue additional shares of Class B Common Stock, or issue options, rights or warrants to subscribe for additional shares of Class B Common Stock, except that the Corporation may make a pro rata offer to all holders of Common Stock of rights to subscribe for additional shares of the class of Common Stock held by them. The Corporation may make offerings of options, rights or warrants to subscribe for shares of any class or classes capital stock (other than Class B Common Stock) to all holders of Class A Common Stock or Class B Common Stock if an identical offering is made simultaneously to all the holders of the other class of Common Stock. All offerings of options, rights or warrants shall offer the respective holders of Class A Common Stock and Class B Common Stock the right to subscribe at the same rate per share.

          4.   MERGER.

          In the event of a merger of the Corporation with or into another entity (whether or not the Corporation is the surviving entity), the holders of each share of Class A Common Stock and Class B Common Stock shall be entitled to receive the same per share consideration as the per share consideration, if any, received by the holders of each share of the other class of Common Stock.

          5.   CONVERSION OF CLASS B COMMON STOCK.

               a. VOLUNTARY CONVERSION. Each share of Class B Common Stock shall be convertible, at the option of its record holder, into one validly issued, fully paid and non-assessable share of Class A Common Stock at any time.

               b. VOLUNTARY CONVERSION PROCEDURE. At the time of a voluntary conversion, the record holder of shares of Class B Common Stock shall deliver to the principal office of the Corporation or any transfer agent for shares of the Class A Common Stock (i) the certificate or certificates representing the shares of Class B Common Stock to be converted, duly endorsed in blank or accompanied by proper instruments of transfer and (ii) written notice to the Corporation stating that the record holder elects to convert such share or shares and stating the name or names (with addresses) and denominations in which the certificate or certificates representing the shares of Class A Common Stock issuable upon the conversion are

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          to be issued and including instructions for the delivery thereof.
          Conversion shall be deemed to have been effected at the time when delivery is made to the Corporation or its transfer agent of such written notice and the certificate or certificates representing the shares of Class B Common Stock to be converted, and as of such time each Person named in such written notice as the Person to whom a certificate representing shares of Class A Common Stock is to be issued, shall be deemed to be the holder of record of the number of shares of Class A Common Stock to be evidenced by that certificate.
           Upon such delivery, the Corporation or its transfer agent promptly shall issue and deliver at the stated address of such record holder of shares of Class A Common Stock to which such record holder is entitled by reason of such conversion, and shall cause such shares of Class A Common Stock to be registered in the name of the record holder.

               c.   AUTOMATIC CONVERSION.

                    (i) Subject to paragraph (iii) below, in the event of any Transfer (as defined below) of any share of Class B Common Stock to any Person other than a Permitted Transferee (as defined below), such share of Class B Common Stock shall automatically, without any further action, convert into one share of Class A Common Stock. In addition, upon any Change of Control (as defined below) of any corporation, partnership, limited liability company, trust or charitable organization which is a record holder of any share of Class B Common Stock, such share of Class B Common Stock shall automatically convert into a share of Class A Common Stock. Notwithstanding the foregoing, an Initial Holder shall not be subject to automatic conversion pursuant to this paragraph c(i) with respect to the shares of Class B Common Stock acquired by such Initial Holder pursuant to the second paragraph of Article III hereof (and any additional shares distributed to such Initial Holder with respect to such shares pursuant to Section A.2. hereof), but only so long as such Initial Holder remains the sole Beneficial Owner of such shares.

                    (ii) Each share of Class B Common Stock automatically
               shall convert into one share of Class A Common Stock on the first date on which the number of shares of Class B Common Stock then outstanding is less than 15% of all the then outstanding shares of Common Stock (calculated without regard to the difference in voting rights between the classes of Common Stock) without any further action on the part of the Corporation or any other Person.

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                    (iii) Notwithstanding anything to the contrary set
               forth in this Section A of this Article III, a holder of shares of Class B Common Stock may pledge such holder's shares of Class B Common Stock to a financial institution pursuant to a bona fide pledge of such shares of Class B Common Stock as collateral security for any indebtedness or other obligation of any Person (the "Pledged Stock") due to the pledgee or its nominee; provided, however, that (a) such shares shall not be voted by or registered in the name of the pledgee and shall remain subject to the provisions of this Section A.5. and (b) upon any foreclosure, realization or other similar action by the pledgee, such Pledged Stock automatically shall convert into shares of Class A Common Stock on a share for share basis unless all right, title and interest in such Pledged Stock shall be Transferred concurrently by the pledgee or the purchaser in such foreclosure to a Permitted Transferee.

                    (iv) The foregoing automatic conversion events
               described in this Section A.5.c shall be referred to hereinafter as "Events of Automatic Conversion." The determination of whether an Event of Automatic Conversion shall have occurred will be made by the Board of Directors or a committee thereof in accordance with Section A.5.h below.

               d. AUTOMATIC CONVERSION PROCEDURE. Any conversion pursuant to an Event of Automatic Conversion shall be deemed to have been effected at the time the Event of Automatic Conversion occurred (the "Conversion Time"). At the Conversion Time, the certificate or certificates that represented immediately prior thereto the shares of Class B Common Stock which were so converted (the "Converted Class B Common Stock") shall, automatically and without further action, represent the same number of shares of Class A Common Stock. Holders of converted Class B Common Stock shall deliver their certificates, duly endorsed in blank or accompanied by proper instruments of transfer, to the principal office of the Corporation or the office of any transfer agent for shares of the Class A Common Stock, together with a notice setting out the name or names (with addresses) and denominations in which the certificate or certificates representing such shares of Class A Common Stock are to be issued and including instructions for delivery thereof. Upon such delivery, the Corporation or its transfer agent promptly shall issue and deliver at such stated address to such holder of shares of Class A Common Stock a certificate or certificates representing the number of shares of Class A Common Stock to which such holder is entitled by reason of such conversion, and shall cause such shares of Class A Common Stock to be registered in the name of such holder. The Person entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all

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          purposes as the record holder of such shares of Class A Common Stock at and as of the Conversion Time, and the rights of such Person as a holder of shares of Class B Common Stock that have been converted shall cease and terminate at and as of the Conversion Time, in each case without regard to any failure by such holder to deliver the certificates or the notice required by this Section.

               e. UNCONVERTED SHARES; NOTICE REQUIRED. In the event of the conversion of less than all the shares of Class B Common Stock evidenced by a certificate surrendered to the Corporation in accordance with the procedures of this Section A.5, the Corporation shall execute and deliver to or upon the written order of the holder of such unconverted shares, without charge to such holder, a new certificate evidencing the number of shares of Class B Common Stock not converted.

               f. RETIRED SHARES. Shares of Class B Common Stock that are converted into shares of Class A Common Stock as provided herein shall be retired and canceled and shall have the status of authorized but unissued shares of Class B Common Stock.

               g. RESERVATION. The Corporation shall at all times reserve and keep available, out of its authorized and unissued shares of Class A Common Stock, for the purposes of effecting conversions, such number of duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock. All the shares of Class A Common Stock so issuable shall, when so issued, be duly and validly issued, fully paid and non-assessable, and free from liens and charges with respect to such issuance.

               h. DETERMINATION OF VOTING RIGHTS AND EVENTS OF AUTOMATIC CONVERSION. The Board of Directors of the Corporation or a duly authorized committee thereof shall have the power to determine, in good faith after reasonable inquiry, whether an Event of Automatic Conversion has occurred with respect to any share of Class B Common Stock. A determination by the Board of Directors of the Corporation or such committee that an Event of Automatic Conversion has occurred shall be conclusive. As a condition to counting the votes cast by any holder of shares of Class B Common Stock at any annual or special meeting of shareholders, or in connection with any written consent of shareholders, or as a condition to registration of transfer of shares of Class B Common Stock, or for any other purpose, the Board of Directors or a duly authorized committee thereof, in its discretion, may require the holder of such shares to furnish such affidavits or other proof as the Board of Directors or such committee deems necessary or

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          advisable to determine whether an Event of Automatic Conversion shall have occurred. If the Board of Directors or such committee shall determine that a holder has substantially failed to comply promptly with any request by the Board of Directors or such committee for such proof, such shares shall be entitled to one vote per share until such time as the Board of Directors or such committee shall determine that such holder has complied with such request. The Board of Directors or a committee thereof may exercise the authority granted by this Section A.5.h through duly authorized officers or agents.

               i.   DEFINITIONS.  For purposes of this Section A:

                    (i) ANCESTOR. The term "Ancestor" with respect to any natural person shall mean and include the blood ancestors of such person. A natural person adopted pursuant to a Permitted Adoption shall have the same status and benefits, and all relationships to or through such person shall be determined in the same manner, as if such person were a child of the blood of such person's adoptive parent or parents rather than of such person's natural parents.

                    (ii) BENEFICIAL OWNER.  A Person shall be deemed the
               "Beneficial Owner" of, and to "Beneficially Own" and to have "Beneficial Ownership" of, any share (a) which such Person has the power to vote or dispose, or to direct the voting or disposition of, directly or indirectly, through any agreement, arrangement or understanding (written or oral), or (b) which such Person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (written or oral), or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise.

                    (iii) BENEFICIARY.  The term "Beneficiary" with respect
               to any trust means any Person to whom a current distribution (whether mandatory or discretionary) of income or principal could be made.

                    (iv) CHANGE OF CONTROL.  The term "Change of Control"
               shall mean (a) in the case of a corporation, partnership or limited liability company, such time as any such corporation, partnership or limited liability company shall cease to be a Controlled Entity; (b) in the case of a trust, such time as such trust shall cease to be a Permitted Trust; or (c) in the case of a charitable organization, such time as such charitable organization shall cease to be a Permitted Charitable Foundation.

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                    (v)  CONTROLLED ENTITY.  A corporation, partnership or
               limited liability company shall be deemed to be a "Controlled Entity" if (but only if) one or more Permitted Transferees (a) constitute a majority of the members of the board of directors (or a committee performing similar functions), if any, and (b) own, directly or indirectly, 100% of the outstanding capital stock of such corporation or the general and limited partnership or limited liability company interests of such partnership or limited liability company, as the case may be.

                    (vi) DESCENDANT.  The term "Descendant" with respect to
               any natural person shall mean and include the blood descendants of such person. A natural person adopted pursuant to a Permitted Adoption shall have the same status and benefits, and all relationships to or through such person shall be determined in the same manner, as if such person were a child of the blood of such person's adoptive parent or parents rather than of such person's natural parents.

                    (vii) DETERMINATION TIME.  The term "Determination
               Time" means, with respect to any share of capital stock of the Corporation, the time at which such share of capital stock is converted into Class B Common Stock pursuant to the second paragraph of Article III of these Restated Articles of Incorporation.

                    (viii) INITIAL HOLDER.  The term "Initial Holder" shall
               mean (a) each Person in whose name one or more shares of Class B Common Stock are registered at the Determination Time, (b) each joint owner of a share of Class B Common Stock at the Determination Time, (c) each minor who is the beneficiary at the Determination Time of a Uniform Gifts to Minors Act account under which the custodian, in such capacity, is an Initial Holder and (d) the settlor of any trust which is an Initial Holder or any Beneficiary at the Determination Time of any Irrevocable Trust which is an Initial Holder. A Person will cease to be an Initial Holder once that Person no longer holds of record or beneficially any Class B Common Stock. For purposes of the definition of "Initial Holder," if any shares of Class B Common Stock are registered in the name of a Nominee at the Determination Time, such shares shall be deemed to be registered in the name of the Person for whom such Nominee is acting.

                    (ix) IRREVOCABLE TRUST.  A trust shall be an
               "Irrevocable Trust" if such trust is not, and cannot be amended or revised to become, revocable

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               at any time after the Initial Date by the Person or Persons who established such trust.

                    (x) NOMINEE. The term "Nominee" shall mean a partnership or other entity that is acting as a bona fide nominee for the registration of record ownership of securities Beneficially Owned by another Person.

                    (xi) PERMITTED ADOPTION.  A "Permitted Adoption" of a
               natural person shall have occurred solely if a decree or order of adoption shall have been made by a duly constituted court or other authority authorized by law to effect adoptions before such person attaining the age of 21 years.

                    (xii) PERMITTED CHARITABLE FOUNDATION.  A charitable
               foundation shall be deemed to be a "Permitted Charitable Foundation" if (but only if) such charitable foundation (a) is a charitable organization qualifying for tax-exempt status for Federal income tax purposes under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), (b) is classified as a "private foundation" under Section 509 of the Code and (c) has as a majority of
               (x) its members (if any) and board of directors or board of trustees or (y) its trustees, one or more of the Persons described in clause (a), (b), or (c) of the definition of "Permitted Transferee" if the charitable organization is a not-for-profit organization or charitable trust, as the case may be.

                    (xiii) PERMITTED ESTATE.  The term "Permitted Estate"
               shall mean the estate of any Initial Holder of any Person described in clause (b) of the definition of "Permitted Transferee," provided that a majority of the executors, administrators or personal representatives of such estate are (a) one or more of the Persons described in clause (a),
               (b) or (c) of the definition of "Permitted Transferee", (b) one or more licensed attorneys who acted as the personal attorney or attorneys of such Initial Holder or other Person or (c) a commercial bank or trust company regularly engaged in the business of acting as an executor or administrator and having net capital in excess of U.S. $10 million.

                    (xiv) PERMITTED TRANSFEREE.  The term "Permitted
               Transferee" shall mean:

                         (a)  any natural person who is an Initial Holder;

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                         (b)  the spouse of an Initial Holder referred to
                    in the foregoing clause (a), any Descendant or Ancestor of such an Initial Holder and the spouse of any Descendant of such an Initial Holder.

                         (c)  a corporation, partnership or limited
                    liability company which is a Controlled Entity;

                         (d)  a Permitted Trust;

                         (e)  a Permitted Charitable Foundation;

                         (f)  a Permitted Estate; or

                         (g) the Corporation and each of its direct or indirect majority-owned subsidiaries.

                    (xv) PERMITTED TRUST.  A trust (including a voting
               trust) shall be deemed to be a "Permitted Trust" if (but only if) such trust (a) has as a majority of its trustees Permitted Trustees (PROVIDED that such condition shall continue to be satisfied for 30 days following the death, resignation, removal or incapacity of a Permitted Trustee that would otherwise result in the failure to satisfy this condition) and (b) either (x) has no Beneficiary other than a Permitted Transferee, (y) is a charitable remainder annuity or unitrust meeting the requirements of Section 664 of the Code and under which no annuity or unitrust payment will be payable to a person other than a Permitted Transferee or (z) is a charitable lead annuity or unitrust under which the annuity or unitrust payments qualify for a charitable deduction under Section 2522(c) of the Code and under which no portion of the remainder interest after the charitable lead term will be payable to (or held for the benefit of) any Person other than a Permitted Transferee.

                    (xvi) PERMITTED TRUSTEE.  The term "Permitted Trustee"
               with respect to any trust shall mean (a) a Permitted Transferee, (b) a licensed attorney acting as the personal attorney for a natural person who is a Permitted Transferee and is also the settlor of such trust (or in the case of the death of the settlor, was acting as the personal attorney for such settlor at the time of his death) and (c) a commercial bank or trust company regularly engaged in the business of acting as a trustee and having net capital in excess of U.S. $10 million.

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                    (xvii) PERSON.  The term "Person" means any natural
               person, corporation, association, partnership, limited liability company, organization, business, government or political subdivision thereof or governmental agency.

                    (xviii) TRANSFER.  The term "Transfer' shall mean any
               sale, transfer (including a transfer made in whole or in part without consideration as a gift), exchange, assignment, pledge, encumbrance, alienation or any other disposition or hypothecation of record ownership or of Beneficial Ownership of any share, whether by operation of law or otherwise; provided, however, that (a) a pledge of any share made in accordance with the provisions of Section A.5.c.(iii) and
               (b) a grant of a proxy with respect to any share to a Person designated by the Board of Directors of the Corporation who is soliciting proxies on behalf of the Corporation shall not be considered a "Transfer;" and PROVIDED FURTHER that in the case of any transferee of record ownership that is a Nominee, such Transfer of record ownership shall be deemed to be made to the Person or Persons for whom such Nominee is acting.

               j. STOCK LEGEND. The Corporation shall include on the Certificates representing the shares of Class B Common Stock subject thereto a legend referring to the restrictions on transfer and registration of transfer imposed by this Section A.5.

               k. TAXES. The issuance of a certificate for shares of Class A Common Stock upon conversion of shares of Class B Common Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of the shares of Class B Common Stock converted, the Person or Persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any Transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid or is not required to be paid.

          6.   LIQUIDATION.

          In the event of any voluntary or involuntary liquidation, distribution or winding up of the Corporation, after distribution in full of the preferential and/or other amounts to be distributed to the holders of shares of any outstanding series of Preferred Stock, the holders of shares of Class A Stock and Class B Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its shareholders ratably in

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proportion to the number of shares of Common Stock held by them.  In any such distribution shares of Class A Common Stock and Class B Common Stock shall be treated equally on a per share basis.

     B.   PROVISIONS APPLICABLE TO PREFERRED STOCK:

          1. PROVISIONS TO BE FIXED BY THE BOARD OF DIRECTORS. The Board of Directors expressly is authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, each with such voting powers, full or limited, or without voting powers, and with such designations, preferences, participating, conversion, optional, or other rights, and such qualifications, limitations, or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated in these Restated Articles of Incorporation, or any amendments thereto, including (but without limiting the generality of the foregoing) the following:

               a. The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors.

               b.   The stated value of the shares of such series.

               c. The dividend rate or rates on the shares of such series and the relation that such dividends shall bear to the dividends payable on any other class of capital stock or on any other series of Preferred Stock, the terms and conditions upon which, and the period in respect of which, dividends shall be payable, whether and upon what conditions such dividends shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate.

               d. Whether the shares of such series shall be redeemable, and, if redeemable, whether redeemable for cash, property, or rights, including securities of the Corporation or of any other corporation, and whether redeemable at the option of the holder or the Corporation or upon the happening of a specified event, the limitations and restrictions with respect to such redemption, the time or times when, the price or prices or rate or rates at which, the adjustments with which, and the manner in which such shares shall be redeemable, including the manner of selecting shares of such series for redemption if less than all shares are to be redeemed.

               e. The rights to which the holders of shares of such series shall be entitled, and the preferences, if any, over any other series (or of any other series over such series), upon the voluntary or involuntary liquidation, dissolution, distribution, or winding up of the Corporation, which rights may vary depending on whether such liquidation, dissolution, distribution, or winding up is voluntary or involuntary, and, if voluntary, may vary at different dates.

               f. Whether the shares of such series shall be subject to the operation of a purchase, retirement, or sinking fund and, if so, whether and upon what conditions such fund shall be cumulative or noncumulative, the extent to which and the manner in which such fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other purposes and the terms and provisions relative to the operation thereof.

               g. Whether the shares of such series shall be convertible into or exchangeable for shares of any other class or of any other series of any class of capital stock of the Corporation or any other corporation, and, if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of such conversion or exchange.

               h. The voting powers, if any, of the shares of such series, and whether and under what conditions the shares of such series (alone or together with the shares of one or more other series having similar provisions) shall be entitled to vote separately as a single class, for the election of one or more additional directors of the Corporation in case of dividend arrearages or other specified events, or upon other matters.

               i. Whether the issuance of any additional shares of such series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the powers, preferences, or rights of any such other series.

               j. Any other preferences, privileges, and powers and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of these Restated Articles of Incorporation.

          2.   PROVISIONS APPLICABLE TO ALL PREFERRED STOCK.

               a. All Preferred Stock shall rank equally and be identical in all respects except as to the matters permitted to be fixed by the Board of Directors, and all shares of any one series thereof shall be identical in every particular except as to the date, if any, from which dividends on such shares shall accumulate.

               b. Shares of Preferred Stock redeemed, converted, exchanged, purchased, retired, or surrendered to the Corporation, or that have been issued and reacquired in any manner, may, upon compliance with any applicable provisions of the Michigan Business Corporation Act be given the status of authorized and unissued shares of Preferred Stock and may be reissued by the Board of Directors as part of the series of which they were originally a part or may be reclassified into and reissued as part of a new series or as a part of any other series, all subject to the protective conditions or restrictions of any outstanding series of Preferred Stock.

                c. The Board of Directors shall have the power to issue shares of Preferred Stock pursuant to this Article III only upon the affirmative vote of 80% of the entire Board of Directors.


                                ARTICLE IV

          The address (which address is the mailing address) of the registered office of the Corporation is 5300 Patterson Avenue, S.E., Grand Rapids, Michigan 49530. The name of the resident agent at the registered office is Craig G. Wassenaar.


                                 ARTICLE V

          When a compromise or arrangement or a plan of reorganization of the Corporation is proposed between the Corporation and its creditors or any class of them or between the Corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of the Corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the Corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of the Corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on the Corporation.

                                ARTICLE VI

          In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

     A. AMENDED BYLAWS. Except as otherwise provided in these Restated Articles of Incorporation, to make, alter or repeal the bylaws of the Corporation.

     B. EXECUTE MORTGAGES. To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

     C. CREATE RESERVES. To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

     D. DESIGNATE COMMITTEES. To designate one or more committees, each committee to consist of one or more of the directors of the Corporation.
The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Unless prohibited by the Board resolution creating the committee, in the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he, she, or they constitute a quorum, unanimously may appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. A committee, to the extent provided in the Board resolution creating the committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, but a committee may not: (i) amend the Restated Articles of Incorporation, except that a committee may prescribe the relative rights and preferences of a series of a class of shares for which the Board of Directors has such authority under the Restated Articles of Incorporation; (ii) adopt an agreement of merger or consolidation;
(iii) recommend to shareholders the sale, lease, or exchange of all or substantially all of the Corporation's property and assets; (iv) recommend to the shareholders a dissolution of the Corporation or a revocation of a dissolution; (v) amend the bylaws of the Corporation; or (vi) fill vacancies in the Board of Directors. Unless a resolution of the Board of Directors expressly so provides, a committee may not declare a distribution or dividend or authorize the issuance of stock. A committee exists, and each member serves, at the pleasure of the Board of Directors.

     E. SELL PROPERTY. When and as authorized by the shareholders in accordance with statute, to sell, lease, or exchange all or substantially all of the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, that may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interest of the Corporation.

     F. APPOINT OFFICERS. To elect and determine the duties of the officers of the Corporation, and to establish the rights, powers, duties, rules, and procedures that (1) govern the Board of Directors, including without limitation, the vote required for any action by the Board of Directors; and (2) affect the directors' power to manage the affairs of the Corporation.

     G. CREATE RIGHTS. To create and issue, by way of distributions to shareholders, as dividends or otherwise, rights or options entitling the holders thereof to purchase from the Corporation shares of any class or series of the Corporation's capital stock. Such rights or options shall be evidenced in such manner as the Board of Directors shall approve and shall set forth the terms upon which, the time within which and the price at which such shares may be purchased from the Corporation upon the exercise of any such right or option. The terms and conditions of such rights or options may include, without limitation, provisions that adjust the option price or number of shares issuable under such rights or options in the event of an acquisition of shares or a reorganization, merger, consolidation, sale of assets, or other occurrence involving the Corporation, and restrictions or conditions that preclude or limit the entitlement, exercise, or transfer of such rights or options by any person or persons who, after the date of creation or issuance of such rights or options, acquires, obtains the right to acquire, or offers to acquire, directly or indirectly, beneficial ownership of a specified number or percentage of the Corporation's outstanding voting shares or other shares of the Corporation, or that invalidate or void such rights or options held by any such person or persons.

No bylaw shall be adopted by shareholders that shall impair or impede the implementation of any of the foregoing.


                                ARTICLE VII

          Directors and executive officers of the Corporation shall be indemnified as of right, and shall be entitled to the advancement of expenses, to the fullest extent now or hereafter permitted by law in connection with any threatened, pending, or completed civil, criminal, administrative, or investigative action, suit, or proceeding (whether brought by or in the name of the Corporation, one of its subsidiaries, or otherwise and whether formal or informal) arising out of their service to the Corporation or one of its subsidiaries, or to another organization at the request of the Corporation or one of its subsidiaries. Persons who are not directors or executive officers of the Corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors of the Corporation. The Corporation may purchase and maintain insurance to protect itself and any such director, officer, or other person against any liability asserted against him or her and incurred by him or her in respect of such service whether or not the Corporation would have the power to indemnify him or her against such liability by law or under the provisions of this Article. The provisions of this Article shall be deemed contractual and shall be applicable to actions, suits, or proceedings, whether arising from acts or omissions occurring before or after the adoption hereof, and to directors, officers, and other persons who have ceased to render such service, and shall inure to the benefit of the heirs, executors, and administrators of the directors, officers, and other persons referred to in this Article. Changes in these Restated Articles of Incorporation or in the bylaws reducing the scope of indemnification shall not apply to actions or omissions occurring before such change.

                               ARTICLE VIII

          Any action required or permitted to be taken by the shareholders of the Corporation must be effected at a duly called annual or special meeting of shareholders of the Corporation and may not be effected by any consent in writing by such shareholders, except that any such action may be taken upon the signing of a consent in writing by all the shareholders of the Corporation entitled to vote thereon. Except as otherwise required by law and subject to the rights of the holders of Preferred Stock, special meetings of shareholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors.


                                ARTICLE IX

          Members of the Board of Directors of the Corporation shall be selected, replaced, and removed as follows:

     A. NUMBER OF DIRECTORS. The number of directors shall be determined from time to time by resolution of the Board of Directors, provided that a vacancy in the Board of Directors need not be filled immediately, and until filled, such lesser number shall constitute the entire Board of Directors. Except as otherwise provided in this Article, directors shall be elected at the annual meeting of shareholders, and each such director elected shall hold office until the annual meeting for the year in which the director's term expires and until the director's successor is elected.

     B. CLASSIFICATION. The Board of Directors shall be divided into three classes as nearly equal in number as possible, with the term of office of one class expiring each year. At each annual meeting of the shareholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election.

     C. NOMINATIONS OF DIRECTOR CANDIDATES. Subject to the rights of holders of any classes or series of Preferred Stock then outstanding and as otherwise provided in these Restated Articles of Incorporation, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors:

          1. Nominations of candidates for election as directors of the Corporation may be made at the annual meeting of shareholders by or at the direction of the Board of Directors or by any nominating committee of the Board or person appointed by the Board or by any shareholder of the Corporation entitled to vote for the election of Directors at the annual meeting, provided that such nomination complies with all applicable notice procedures contained in these Restated Articles of Incorporation and the Corporation's bylaws.

          2. Nominations, other than those made by or at the direction of the Board of Directors or by any Nominating Committee of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 120 days prior to the date of the annual meeting. Such shareholder's notice to the Secretary shall set forth: (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address, and residence address of the person; (ii) the principal occupation or employment of the person; (iii) the class and number of shares of capital stock of the Corporation that are beneficially owned by the person, (iv) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; and (v) such other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice (i) the name and record address of the shareholder and (ii) the class and number of shares of capital stock of the Corporation that are beneficially owned by the shareholder.
     The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein.

          3. The chairperson of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure and any procedure provided by law or the bylaws, and if the chairperson so determines, the chairperson shall so declare to the meeting and the defective nomination shall be disregarded.

     D. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any vacancy occurring in the Board of Directors caused by resignation, removal, death, disqualification, or other incapacity, and any newly created directorships resulting from an increase in the number of directors, shall be filled by a majority vote of directors then in office whether or not a quorum and shall not be filled by the shareholders. When the number of directors is changed, any newly created or eliminated directorship shall be so apportioned among the classes of directors as to make all classes as nearly equal in number as possible. Each director chosen to fill a vacancy or newly created directorship shall hold office for the term coinciding with the class of his or her directorship and until his or her successor shall be elected and qualify. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     E. REMOVAL FOR CAUSE. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director may be removed from office at any time, only for cause, and only if removal is approved as set forth below.

          1. Except as may be provided otherwise by law, cause for removal shall be construed to exist only if: (a) the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; (b) such director has been adjudicated by a court of competent jurisdiction to be liable for negligence or misconduct in the performance of his or her duty to the Corporation in a matter of substantial importance to the Corporation and such adjudication is no longer subject to a direct appeal; (c) such director has become mentally incompetent, whether or not so adjudicated, which mental incompetency directly affects his or her ability as a director of the Corporation; or (d) the director's actions or failure to act are deemed by the Board of Directors to be in derogation of the director's duties.

          2.   Removal for cause, as cause is defined in clauses (a) and
     (b) immediately above, must be approved by at least a majority of the total number of directors or by at least a majority vote of the shares of the Corporation then entitled to be voted at an election for that director, and the action for removal must be brought within one year of such conviction or adjudication. Removal for cause, as cause is defined in (c) and (d) immediately above, must be approved by at least two-thirds of the total number of directors. For purposes of this Section, the total number of directors will not include the director who is the subject of the removal determination, nor will such director be entitled to vote thereon.

     F. AMENDMENT. Notwithstanding any provision to the contrary, the provisions contained in this Article shall not be amended, altered, modified, or repealed, and no provision inconsistent with this Article may be adopted, except upon either (1) the affirmative vote of the holders of not less than two-thirds of the outstanding stock of the Corporation entitled to vote in elections of directors, or (2) the affirmative vote of a majority of the whole Board of Directors and the affirmative vote of the holders of a majority of such outstanding stock present in person or represented by proxy at any meeting of shareholders.


                                 ARTICLE X

          A director of the Corporation shall not be liable to the Corporation or its shareholders for money damages for any action taken or any failure to take any action as a director, except that a director's liability is not limited for: (1) the amount of a financial benefit received by a director to which he or she is not entitled; (2) intentional infliction of harm on the Corporation or the shareholders; (3) a violation of section 551 of the Michigan Business Corporation Act; or (4) an intentional criminal act. If the Michigan Business Corporation Act is amended to further eliminate or limit the liability of a director, then a director of the Corporation (in addition to the circumstances in which a director is not liable as set forth in these Restated Articles of Incorporation or bylaws) shall, to the fullest extent permitted by the Michigan Business Corporation Act, as so amended, not be liable to the Corporation or its shareholders. No amendment to or modification or repeal of this Article shall increase the liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring before such amendment, modification, or repeal.


                                ARTICLE XI

     A. HIGHER VOTE REQUIRED FOR CERTAIN BUSINESS COMBINATIONS. In addition to any affirmative vote required by (1) law, and (2) these Restated Articles of Incorporation, and except as otherwise expressly provided in Section B of this Article, the affirmative vote of the holders of not less than 80% of the outstanding shares of Voting Stock shall be required for the approval or authorization of any Business Combination of the Corporation or any Subsidiary of the Corporation with any Interested Shareholder (as these terms are defined below).

     B. WHEN HIGHER VOTE NOT REQUIRED. The provisions of Section A of this Article shall not apply to any transaction that shall have been approved by a majority of the Continuing Directors (as defined below).

     C. DEFINITIONS. For the purposes of this Article and Articles IX and XIII, the following definitions shall apply:

          1. An "Affiliate" of a specified person is any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified person;

          2.   An "Associate" of a specified person is:

               a. Any corporation, partnership, limited liability company, unincorporated association, or other entity of which such person is a director, officer, or partner or is, directly or indirectly, the owner of 20% or more of any class of Voting Stock;

               b. Any trust or other estate in which the person has a beneficial interest of 20% or more or as to which such specified person serves as trustee or in a similar fiduciary capacity in connection with the trust or estate; or

               c. Any relative or spouse of the person, or any relative of the spouse, who has the same residence as such person.

          3.   The term "Business Combination" shall mean:

               a. Any merger, consolidation, or share exchange of the Corporation or any Subsidiary with an Interested Shareholder or into or with another person that, after such merger, consolidation, or share exchange would be an Interested
          Shareholder, in each case irrespective of which person is the surviving entity in such merger, consolidation, or share exchange;

               b. The sale, lease, exchange, mortgage, pledge, transfer, or other disposition (in one transaction or a series of transactions), except proportionately as a shareholder of such corporation, to or with an Interested Shareholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any Subsidiary that assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;

               c. Any purchase, exchange, lease, or other acquisition by the Corporation or a Subsidiary (in one transaction or a series of related transactions) of all or substantially all, or any Substantial Part, of the assets or business of an Interested Shareholder;

               d. The adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder;

               e. The acquisition of beneficial ownership by an Interested Shareholder upon issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary, or any rights, warrants, or options to acquire any such securities, excluding a distribution of such securities on a pro rata basis to all shareholders;

               f. The acquisition by the Corporation or any Subsidiary of any securities of an Interested Shareholder;

               g. Any reclassification of securities (including any reverse stock split) recapitalization, or reorganization of the Corporation, any merger or consolidation with any Subsidiary, any partial liquidation, spin-off, split-off, or split-up of the Corporation or any Subsidiary, or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) that has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary that is directly or indirectly owned by an Interested Shareholder;

               h. Any loan or other extension of credit by the Corporation or any Subsidiary to an Interested Shareholder or any guarantees by the Corporation or any Subsidiary of any loan or other extension of credit by any person to an Interested Shareholder;

               i. Any transaction or series of related transactions having, directly or indirectly, the same effect as any of the foregoing;

               j. Any agreement, contract, or other arrangement providing for any of the transactions described in this definition of Business Combination.

               k. A "series of related transactions" shall be deemed to include not only a series of transactions with the same
          Interested Shareholder, but also a series of separate transactions with an Interested Shareholder or any Affiliate or Associate of such Interested Shareholder.

          4. A "Continuing Director" is a member of the Board of Directors who is not an Affiliate, Associate, or a representative of the Interested Shareholder and was either (a) first elected as a director before the time that the Interested Shareholder became an Interested Shareholder, or (b) was designated, before the person's initial election as a di-rector, as a Continuing Director by a majority of the then Continuing Directors; provided, however, that the term "Continuing Director" specifically excludes any individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as that term is used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended) or other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Corporation's Board of Directors.

          5. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. A person who is the owner of 10% or more of the outstanding Voting Stock of any person shall be presumed to have control of such person.

          6.   "Equity security" means any one of the following:

               a. Any stock or similar security, certificate of interest or participation in any profit-sharing agreement, voting trust certificate, or voting share;

               b. Any security convertible, with or without consideration, into an equity security, or any warrant or other security carrying any right to subscribe to or purchase an equity security;

               c. Any put, call, straddle, or other option or privilege of buying an equity security from or selling an equity security to another without being bound to do so.

          7.   The term "Interested Shareholder" shall mean:

               a. Any person (other than the Corporation, any Subsidiary, or any employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which, together with any Affiliates and Associates, is the owner of 10% or more of the Corporation's outstanding Voting Stock; or

               b. Any person that is an Affiliate or Associate of the Corporation and was the owner of 10% or more of the Corporation's outstanding Voting Stock at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an Interested Shareholder, and the Affiliates and Associates of such person.

          8. A person shall be an "owner" of any Voting Stock if the person individually or with or through any of its Affiliates or
     Associates:

               a. Beneficially owns such stock, directly or indirectly;

               b. Has (i) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement, or understanding, or upon the exercise of conversion rights, exchange rights, warrants, or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person's Affiliates or Associates until such tendered stock is accepted for purchase or exchange or (ii) the right to vote such stock pursuant to any agreement, arrangement, or understanding, provided, however, that a person shall not be deemed the owner of any stock because of such person's right to vote such stock if the agreement, arrangement, or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or

               c. Has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (ii) of clause (b) immediately above), or disposing of such stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock.

          9. The term "person" shall mean any individual, corporation, partnership, limited liability company, unincorporated association or group, or other entity.

          10. The term "Subsidiary" shall mean any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in Section C(7) of this Article, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

          11. The term "Substantial Part" shall mean more than 10% of the total consolidated assets of the corporation in question as of the end of the most recent fiscal year ending prior to the time the determination is being made.

          12. The term "Voting Stock" shall mean stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity. Each reference in this Article to a percentage of shares of Voting Stock shall refer to the percentage of the votes entitled to be cast by such shares.

     D. INTERESTED SHAREHOLDER. For purposes of determining whether a person is an Interested Shareholder, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned by that person through application of Section C (8) of this Article, defining "owner," but shall not include any other shares of Voting Stock that may be issuable pursuant to any agreement, arrangement, or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

     E. DETERMINATIONS BY CONTINUING DIRECTORS. A majority of the Continuing Directors shall have the power and duty to determine, for purposes of this Article and Article XIII on the basis of information known to them:

          1. The number of Voting Shares of which any person is the owner;

          2. Whether a person is an Affiliate or Associate of another;

          3. Whether a person has an agreement, arrangement, or understanding with another as to the matters referred to in the definition of "owner" set forth above;

          4. Whether the assets subject to any Business Combination constitute a "Substantial Part" as defined above;

          5. Whether two or more transactions constitute a "series of related transactions" as defined above;

          6. Such other matters with respect to which a determination is required under this Article and Article XIII.

Any such determination shall be conclusive and binding for all purposes of this Article and Article XIII.

                                ARTICLE XII

          The Board of Directors shall not initiate, approve, authorize, adopt, or recommend any offer of any party other than the Corporation to make a tender or exchange offer for any equity security of the Corporation, or to engage in any Business Combination, unless and until it shall have first evaluated the proposed offer and determined in its judgment that the proposed offer would be in compliance with all applicable laws. In evaluating a proposed offer to determine whether it would be in compliance with law, the Board of Directors shall consider all aspects of the proposed offer, including the manner in which the offer is proposed to be made, the documents proposed for the communication of the offer, and the effects and consequences of the offer if consummated, in light of the laws of the United States of America and affected states and foreign countries. In connection with this evaluation, the Board may seek and rely upon the opinion of independent legal counsel; and it may test the legality of the proposed offer in any state, federal, or foreign court or before any state, federal, or foreign administrative agency that may have jurisdiction. If the Board of Directors determines in its judgment that a proposed offer would be in compliance with all applicable laws, the Board of Directors shall then evaluate the proposed offer and determine whether the proposed offer is in the best interest of the Corporation and its shareholders, and the Board of Directors shall not initiate, approve, adopt, or recommend any such offer that, in its judgment, would not be in the best interest of the Corporation
and its shareholders.   In evaluating a proposed offer to determine whether
it would be in the best interest of the Corporation and its shareholders, the Board of Directors shall consider all factors that it deems relevant including:

     A. FAIRNESS TO SHAREHOLDERS. The fairness of the consideration to be received by the Corporation and its shareholders under the proposed offer;

     B. IMPACT ON STAKEHOLDERS. The possible social and economic impact of the proposed offer and its consummation on the Corporation and its employees, customers, and suppliers; and

     C. IMPACT ON COMMUNITY. The possible social and economic impact of the proposed offer and its consummation on the communities in which the Corporation and its Subsidiaries operate or are located.


                               ARTICLE XIII

     A.   FAIR PRICE.  In addition to any affirmative vote required by
(1) law and (2) the other provisions of these Restated Articles of Incorporation, and except as otherwise expressly provided in Section B of this Article, the affirmative vote of not less than 80% of the outstanding shares of Voting Stock held by shareholders who are not Interested Shareholders shall be required for the approval or authorization of any Business Combination of the Corporation or any Subsidiary with any Interested Shareholder (as these terms are defined in Article XI above).

     B. EXCEPTIONS. The provisions of Section A of this Article shall not apply to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of the Restated Articles of Incorporation, if either of the following Paragraphs 1 or 2 apply:

          1. The Business Combination shall have been approved by a majority of the Continuing Directors; or

          2.   All of the following conditions shall have been met:

               a. The Business Combination will result in an involuntary sale, redemption, cancellation, or other termination of ownership of shares of any class of Voting Stock of the Corporation owned by shareholders who do not vote in favor of the Business Combination and the aggregate amount of the cash and the market value as of the valuation date of other readily marketable consideration to be received by such shareholders for such shares shall be at least equal to the Minimum Price Per Share;

               b. The consideration to be received by holders of a particular class of outstanding Voting Stock shall be in cash or in the same form as the Interested Shareholder has previously paid for shares of such class of Voting Stock. If the Interested Shareholder has paid for shares of any class of Voting Stock in varying forms of consideration, the form of consideration of such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it;

               c. From the time the Interested Shareholder became an Interested Shareholder:

                    (i) Such Interested Shareholder shall have taken steps to insure that the Corporation's Board of Directors included at all times representation by Continuing Directors proportionate to the stock holdings of the Corporation's holders of Voting Stock not affiliated with such Interested Shareholder (with a Continuing Director to occupy any resulting fractional board position);

                    (ii) There shall have been no reduction in the rate of
               dividends payable on the Corporation's stock except as may have been approved by unanimous vote of the directors;

                    (iii) The Interested Shareholder shall not have
               acquired any newly issued shares of stock, directly or indirectly, from the Corporation (except upon conversion of convertible securities acquired by it prior to becoming an Interested Shareholder or as a result of a prorated stock dividend or stock split);

                    (iv) The Interested Shareholder shall not have acquired
               any additional shares of the Corporation's outstanding stock or securities convertible into stock except as a part of the transaction that resulted in such person becoming an Interested Shareholder; and

                    (v) The Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by the Corporation, nor made any major change in the Corporation's business or equity capital structure without the unanimous approval of the directors, in either case prior to the consummation of the Business Combination.

               d. A proxy statement responsive to the requirements of the Securities Exchange Act of 1934, as amended, shall have been mailed to all shareholders of the Corporation for the purpose of soliciting shareholder approval of the Business Combination containing at the front thereof in a prominent place any recommendations as to the advisability (or inadvisability) of the Business Combination that the Continuing Directors, or any of them, may choose to state and, if deemed advisable by a majority of the Continuing Directors, an opinion of a reputable investment banking firm as to the fairness (or not) of the terms of the Business Combination, from the point of view of the remaining public shareholders of the Corporation (such investment banking firm to be selected by a majority of the Continuing Directors and to be paid a reasonable fee for its services by the Corporation upon receipt of such opinion); and

               e. There has been five years between the date that the Interested Shareholder became an Interested Shareholder and the date that the Business Combination is consummated.

     C. DEFINITIONS. For the purposes of this Article, the following definitions shall apply:

          1. All the definitions set forth in Article XI, Section C shall apply as if fully restated here;

          2. "Minimum Price Per Share" means the sum of (a) the highest per share price as determined below, and (b) the aggregate amount, if any, by which 6% per year of such highest per share price exceeds the aggregate amount of all stock dividends per share paid in cash since the Determination Date. For Common Stock, the highest per share price is the highest of the following:

               a. The highest per share price, including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by the Interested Shareholder within the five-year period immediately prior to the Announcement Date, or in the transaction in which the shareholder became an Interested Shareholder, whichever is higher.

               b. The highest per share price bid in the public market for such Common Stock during the five years immediately preceding the Announcement Date.

               For any class or series of outstanding stock other than Common Stock, whether or not the Interested Shareholder has previously acquired any shares of a particular class or series of stock, the highest per share price is the highest of the following:

               x. The highest per share price, including any brokerage, commissions, transfer taxes and soliciting dealers' fees, paid by the Interested Shareholder for any shares of the class or series of stock acquired by it within the five-year period immediately prior to the Announcement Date, or in the transaction in which the shareholder became an Interested Shareholder, whichever is higher;

               y. The highest preferential amount per share to which the holders of shares of the class or series of stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; or

               z. The highest per share price bid in the public market for such class or series of stock during the five years immediately preceding the Announcement Date.

          The calculation of the Minimum Price Per Share shall require appropriate adjustments for capital changes, including without limitation stock splits, stock dividends, and reverse stock splits.

          3. "Announcement Date" means the first general public announcement or the first communication generally to shareholders of the Corporation, whichever is earlier, of the proposal or intention to make a proposal concerning a Business Combination.

          4. "Determination Date" means the date on which an Interested Shareholder first became an Interested Shareholder.

          5.   "Market Value" means either of the following:

               a. With respect to shares, the highest closing sale price during the 30-day period immediately preceding the date in question of a share:

                    (i) As listed on the composite tape for New York Stock Exchange, American Stock Exchange, or the principal United States security exchange registered under the Securities Exchange Act of 1934, as amended;

                    (ii) If not listed pursuant to subparagraph (i), the
               highest closing bid during the 30-day period preceding the date in question as listed on The Nasdaq Stock Market or any other system then in use;

                    (iii) If a listing is not available pursuant to
               subparagraphs (i) or (ii), then the fair market value of the shares on the date in question, as determined by the Continuing Directors; or

               b. With respect to property other than cash or shares, the fair market value of the property on the day in question, as determined by the Continuing Directors.

          6.   "Valuation Date" means:

               a. In a Business Combination voted upon by shareholders, the day prior to the date of the shareholder vote or the day that is 20 calendar days prior to the consummation of the Business Combination, whichever is later.

               b. In a Business Combination not voted upon by shareholders, the date of the consummation of the Business Combination.

     D. CONTINUING DIRECTORS. A majority of the Continuing Directors shall have the power and duty to determine, for purposes of this Article, on the basis of information known to them:

          1.   All the matters set forth in Article XI, Section E;

          2. The market value of any consideration other than cash to be received by shareholders;

          3. Whether or not any consideration other than cash to be received by shareholders is readily marketable;

          4.   The amount of the Minimum Price Per Share;

          5. Whether or not the consideration to be received by shareholders is equal to the Minimum Price Per Share; and

          6. Such other matters with respect to which a determination is required under this Article.

     Any such determination shall be conclusive and binding for all purposes of this Article.

     E. OTHER OBLIGATIONS. Nothing contained in this Article shall be construed to relieve any Interested Shareholder from any fiduciary and other standards of conduct and obligations imposed by law. The fact that any Business Combination complies with the provisions of Section B(2) of this Article shall not be construed to impose any fiduciary duty, obligation, or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the shareholders of the Corporation, nor shall such compliance limit, prohibit, or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of, or actions and responses taken with respect to, such Business Combination.


                                ARTICLE XIV

          The Corporation reserves the right to amend, alter, change, or repeal any provision contained in these Restated Articles of Incorporation, in the manner now or hereafter prescribed by statute and these Restated Articles of Incorporation, and all rights conferred upon shareholders herein are granted subject to this reservation; provided, however:

     A. SUPERMAJORITY-IN GENERAL. No amendment to these Restated Articles of Incorporation shall alter, modify, or repeal any or all of the provisions of Articles VI, VII, VIII, IX, X, XI, XII or XIII, of these Restated Articles of Incorporation, or this Section A of Article XIV, and the shareholders of the Corporation shall not have the right to alter, modify, or repeal any or all provisions of the bylaws of the Corporation, unless such amendment, alteration, modification, or repeal is adopted by the affirmative vote of the holders of not less than 80% of the outstanding shares of Voting Stock; PROVIDED, that this Section A shall not apply to, and such 80% vote shall not be required for, any amendment, alteration, modification, or repeal that has first been approved by (1) the affirmative vote of 80% of the entire Board of Directors, and (2) the affirmative vote of two-thirds of the Continuing Directors.

     B. SUPERMAJORITY-CERTAIN PROVISIONS. No amendment to these Restated Articles of Incorporation shall alter, modify, or repeal any or all of the provisions of Article XI of these Restated Articles of Incorporation, or this Section B of this Article, unless approved by the affirmative vote of not less than 80% of the outstanding shares of Voting Stock held by shareholders who are not Interested Shareholders.

          These Restated Articles of Incorporation were duly adopted by the shareholders of the Corporation in accordance with Section 642 of Act 284, Public Acts of 1972, as amended. The necessary number of votes as required by statute were voted in favor of these Restated Articles of Incorporation.

          Signed this __th day of __________, 1998.


                                   Family Christian Stores, Inc.


                                   By _____________________________________
                                        Leslie E. Dietzman
                                        Its President









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